Exhibit 99.3

TITAN INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

The following Titan International, Inc. (Titan or the Company) unaudited pro forma consolidated condensed balance sheet as of March 31, 2011, and unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2010, and the three months ended March 31, 2011, give effect to the acquisition of The Goodyear Tire & Rubber Company’s Latin American farm tire business.  The Company closed on the transaction on April 1, 2011.  The transaction included Goodyear’s Sao Paulo, Brazil manufacturing plant, property, equipment and inventories and a licensing agreement that will allow Titan to sell Goodyear-brand farm tires in Latin America and North America.  The pro forma consolidated condensed balance sheet is presented as if the transaction had occurred on March 31, 2011, and the pro forma consolidated condensed statements of operations are presented as if the transaction had occurred on January 1, 2010.

The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of the Company.  The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.  The Company is accounting for the acquisition of Goodyear’s Latin American farm tire business in accordance with Accounting Standards Codification 805 – Business Combinations.  The Company is currently in the process of determining the fair value of the assets and liabilities acquired in the transaction.  The pro forma balance sheet and the pro forma statements of operations were derived using the preliminary fair value of the assets and liabilities acquired in the transaction.  These fair values are subject to change as the Company completes the fair value determination process.

The pro forma statements of operations have also been derived from The Goodyear Tire & Rubber Company’s (seller) Latin America Farm Tire Business historical accounting records and are presented on a carve-out basis to include the historical operations applicable to the Sao Paulo, Brazil manufacturing facility.  The historical combined statements of revenue, cost of goods sold, and direct operating expenses vary from an income statement in that they do not show certain expenses that were incurred in connection with the seller’s ownership of the acquired assets, including interest, corporate expenses, and income taxes.  The seller had never segregated such operating cost information related to the Latin America Farm Tire Business for financial reporting purposes and, therefore, any pro forma allocation would not be a reliable estimate of what these costs would actually have been had the Goodyear Latin America Farm Tire Business been operated as a stand alone entity.

The pro forma consolidated condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Titan International, Inc. 2010 Annual Report on Form 10-K and the March 31, 2011, Quarterly Report on Form 10-Q.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessarily indicative of Titan International, Inc.’s future consolidated results of operations or financial position.

 TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
MARCH 31, 2011
(Amounts in thousands)

	Historical	Pro Forma		Pro Forma
Assets	Titan	Adjustments		Titan
Current assets
Cash and cash equivalents	$230,048	$(98,638)	(b)
		1,200	(a)	$132,610
Accounts receivable	139,025	0		139,025
Inventories	133,679	13,953	(a)	147,632
Deferred income taxes	12,791	400	(a)	13,191
Prepaid and other current assets	18,031	5,164	(a)	23,195
Total current assets	533,574	(77,921)		455,653

Property, plant and equipment, net	242,064	108,697	(a)	350,761
Other assets	49,332	38,955	(a)	88,287

Total assets	$824,970	$69,731		$894,701

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$45,186	$167	(c)	$45,353
Other current liabilities	65,547	21,577	(a)	87,124
Total current liabilities	110,733	21,744		132,477

Long-term debt	312,881	0		312,881
Deferred income taxes	9,385	6,800	(a)	16,185
Other long-term liabilities	41,114	41,354	(a)	82,468
Total liabilities	474,113	69,898		544,011

Stockholders’ equity
Common stock	37	0		37
Additional paid-in capital	375,746	0		375,746
Retained earnings	12,782	(167)	(c)	12,615
Treasury stock	(19,033)	0		(19,033)
Treasury stock reserved for deferred compensation	(1,233)	0		(1,233)
Accumulated other comprehensive loss	(17,442)	0		(17,442)
Total stockholders’ equity	350,857	(167)		350,690

Total liabilities and stockholders’ equity	$824,970	$69,731		$894,701

TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2010
(Amounts in thousands, except earnings per share data)

		Goodyear
		Latin
		America
	Historical	Farm Tire	Pro Forma		Pro Forma
	Titan	Business	Adjustments		Titan
Net sales	$881,591	$112,000	$0		$993,591
Cost of sales	767,662	90,800	553	(d)
			5,176	(e)
			(17,977)	(f)	846,214
Gross profit	113,929	21,200	12,248		147,377
Selling, general & administrative expenses	57,565	3,700	(703)	(g)	60,562
Research and development expenses	6,317	0	0		6,317
Royalty	9,263	0	2,240	(h)	11,503
Income from operations	40,784	17,500	10,711		68,995
Interest expense	(26,667)	0	0		(26,667)
Loss on note repurchase	(14,573)	0	0		(14,573)
Other income (loss)	1,105	0	(191)	(i)
			4,252	(j)	5,166
Income before income taxes	649	17,500	14,772		32,921
Provision for income taxes	291	0	12,586	(k)	12,877
Net income	$358	$17,500	$2,186		$20,044
Earnings per common share:
Basic	$.01				$.57
Diluted	.01				.51
Average common shares outstanding:
Basic	34,896				34,895
Diluted (l)	35,391				52,156

TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2011
(Amounts in thousands, except earnings per share data)

		Goodyear
		Latin
		America
	Historical	Farm Tire	Pro Forma		Pro Forma
	Titan	Business	Adjustments		Titan
Net sales	$280,829	$28,400	$0		$309,229
Cost of sales	224,557	24,600	1,293	(e)
			(4,494)	(f)	245,956
Gross profit	56,272	3,800	3,201		63,273
Selling, general & administrative expenses	25,293	1,200	(416)	(g)	26,077
Research and development expenses	1,183	0	0		1,183
Royalty	2,917	0	568	(h)	3,485
Income from operations	26,879	2,600	3,049		32,528
Interest expense	(6,280)	0	0		(6,280)
Noncash convertible debt conversion charge	(16,135)	0	0		(16,135)
Other income (loss)	193	0	(59)	(i)
			966	(j)	1,100
Income before income taxes	4,657	2,600	3,956		11,213
Provision for income taxes	7,693	0	2,426	(k)	10,119
Net income (loss)	$(3,036)	$2,600	$1,530		$1,094
Earnings (loss) per common share:
Basic	$(.07)				$.03
Diluted	(.07)				.03
Average common shares outstanding:
Basic	40,511				40,511
Diluted	40,511				40,839

TITAN INTERNATIONAL, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
UNAUDITED

(a)
To record the Goodyear Latin American farm tire business transaction based on the Company’s initial allocation of the purchase price of $98.6 million.  Allocation to assets include cash of $1.2 million; inventories of $14.0 million; deferred income taxes of $0.4 million; prepaid and other current assets of $5.2 million; plant, property and equipment of $108.7 million; and other assets of $39.0 million.  The other current asset amount consist of $2.9 million for prepaid North American royalty; $1.0 million for prepaid Latin American royalty; and $1.3 million for assets at the Sao Paulo, Brazil facility.  The other asset amount consists of $27.5 million for prepaid North American royalty; $11.2 million for prepaid Latin American royalty; and $0.3 million for assets at the Sao Paulo, Brazil facility.  Liabilities recorded in the transaction include $21.6 million of other current liabilities; $6.8 million of deferred income taxes; and $41.4 million of other long-term liabilities.  The other current liability amount consists of $18.0 million for supply agreement liability and $3.6 million for liabilities at the Sao Paulo, Brazil facility.  The other long-term liability amount consists of $36.0 million for supply agreement liability and $5.4 million for liabilities at the Sao Paulo, Brazil facility.  All assets and liabilities have been stated at their preliminary fair value.  The Company is currently in the process of completing the fair value determination process.  The final fair value allocation by the Company may differ from the allocation reflected herein.

(b)	To record cash used to fund the acquisition of the Goodyear Latin American farm tire purchase.

(c)	To record a liability for post acquisition transaction costs.

(d)	To record the sales of inventory costs which were grossed up to fair value at the acquisition date.

(e)
To record the additional depreciation the Company would have recorded on the Latin American farm tire property, plant and equipment if the Company had acquired these assets on January 1, 2010.  The difference is the result of fair value adjustments recorded as of the acquisition date.

(f)	To record the amortization of the supply agreement liability. These supply agreements were a part of the Goodyear Latin American farm tire business transaction.

(g)	To remove direct and incremental transaction costs related to the Goodyear Latin American farm tire business acquisition which were included in the Company’s historical financial results.

(h)	To record 2% trademark and technology royalty on certain tire sales pursuant to the related purchase agreement.

(i)	To record the reduction of interest income on the Company’s cash balance. The Company had an average interest income rate of 0.194% for 2010 and 0.238% for the first quarter of 2011.

(j)
To record the amortization of the discount on the prepaid royalty.  For the year ended December 31, 2010, $3.1 million of this amortization was from the North American prepaid royalty and $1.2 million was from the Latin American prepaid royalty.  For the three months ended March 31, 2011, $0.7 million of this amortization was from the North American prepaid royalty and $0.3 million was from the Latin American prepaid royalty.

(k)	To record the pro forma income tax expense at 39% for the year ended December 31, 2010, and 37% for the three months ended March 31, 2011.

(l)
As a result of the increased pro forma income amount, convertible notes which were not dilutive in the historical Titan results were dilutive in the pro forma Titan results.  This accounts for the difference in the number of diluted shares outstanding.